As filed with the Securities and Exchange Commission on January 24, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TherapeuticsMD, Inc.

(Exact name of registrant as specified in its charter)

Nevada	87-0233535
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6800 Broken Sound Parkway NW, Third Floor

Boca Raton, Florida 33487

(561) 961-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert G. Finizio

Chief Executive Officer

TherapeuticsMD, Inc.

6800 Broken Sound Parkway NW, Third Floor

Boca Raton, Florida 33487

(561) 961-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel A. Cartwright Chief Financial Officer TherapeuticsMD, Inc. 6800 Broken Sound Parkway NW Third Floor Boca Raton, FL 33487 (561) 961-1900	Robert S. Kant, Esq. Masha Shmukler, Esq. Greenberg Traurig, LLP 2375 East Camelback Road Suite 700 Phoenix, Arizona 85016 (602) 445-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.001 per share	12,000,000 shares	$5.55	$66,600,000	$8,578.08

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminate number of shares that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(2)	The proposed maximum offering price per share was computed in accordance with Rule 457(c) promulgated under the Securities Act, based upon the average of the high and low sales prices of our common stock on January 21, 2014 as reported on the NYSE MKT.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 24, 2014

PROSPECTUS

12,000,000 Shares

Common Stock

The selling stockholders may offer and sell, from time to time, in one or more offerings, up to 12,000,000 shares of our common stock, par value $0.001 per share. These securities may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale, or negotiated prices. The securities offered by this prospectus and any prospectus supplement may be offered by the selling stockholders to or through underwriters, dealers, or other agents, directly to investors, or through any other manner permitted by law, on a continued or delayed basis. See “Plan of Distribution” beginning on page 5 of this prospectus. The plan of distribution for any particular offering of these securities may also be described in any applicable prospectus supplement.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the securities sold by the selling stockholders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the selling stockholders. The timing and amount of any sale is within the respective selling stockholders’ sole discretion, subject to certain restrictions. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

Our common stock is listed on the NYSE MKT under the symbol “TXMD.” On January 23, 2014, the closing price of our common stock as quoted on the NYSE MKT was $5.89 per share.

See “Risk Factors” in the section entitled “Risk Factors” on page 3 of this prospectus and risk factors in any applicable prospectus supplements for a discussion of certain risk factors that should be considered by prospective purchasers of the securities offered under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the securities offered under this prospectus, as described herein, in one or more offerings. Each time the selling stockholders sell securities, we will provide a prospectus supplement that contains specific information about any offering by the selling stockholders, including the names of any selling stockholders. This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

To the extent we file any prospectus supplements, such prospectus supplements may add, update, or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended, or the Securities Act. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We and the selling stockholders have not authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The selling stockholders are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and the information in the incorporated documents is only accurate as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of the common stock. Neither the delivery of this prospectus, nor any sale made hereunder, will under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained herein or incorporated by reference herein is correct as of any time subsequent to the date of such information.

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PROSPECTUS SUMMARY

The following summary does not contain all of the information that may be important to purchasers of our securities. Prospective purchasers of securities should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus. Unless otherwise indicated, the terms “TherapeuticsMD,” “we,” “us,” “our,” and “our company” refer to TherapeuticsMD, Inc.

Our Business

We are a women’s healthcare product company focused on creating and commercializing products targeted exclusively for women. We currently manufacture and distribute branded and generic prescription prenatal vitamins as well as over-the-counter vitamins and cosmetics. We are currently focused on conducting the clinical trials necessary for regulatory approval and commercialization of advanced hormone therapy pharmaceutical products designed to alleviate the symptoms of and reduce the health risks resulting from menopause-related hormone deficiencies, including hot flashes, osteoporosis, and vaginal dryness. We are developing these proposed hormone therapy products, which contain estradiol and progesterone alone or in combination, with the aim of providing equivalent efficacy at lower doses, thereby enabling an enhanced side effect profile compared with competing products.

The hormone therapy market includes two major components: an FDA-approved drug market and a non-FDA approved drug market supplied by compounding pharmacies. We believe the FDA-approved products are easily measured and monitored, while non-FDA approved hormone therapy drug products, typically referred to as bioidenticals when produced by compounding pharmacies, are sold by compounding pharmacies and not monitored or easily measured. We estimate the non-FDA approved compounded bioidentical hormone therapy combination sales of estradiol and progesterone products sold by compounding pharmacies are approximately $1.5 billion per year. Our phase 3 trials are intended to establish an indication of the safety and efficacy of our proposed bioidentical products at specific dosage levels. We intend our proposed hormone therapy products, if approved, to provide an alternative to the non-FDA approved compounded bioidentical market based on our belief that our proposed products will offer advantages in terms of proven safety, efficacy, and stability, lower patient cost as a result of insurance coverage, and improved access as a result of availability from major retail pharmacy chains rather than custom order or formulation by individual compounders.

As we continue the clinical development of our proposed hormone therapy products, we continue to market our prescription and over-the-counter dietary supplement and cosmetic product lines, consisting of prenatal vitamins, iron supplements, vitamin D supplements, natural menopause relief products, and cosmetic stretch mark creams under our VitaMed brand name and duplicate formulations of our prescription prenatal vitamins products, also referred to as “generic” formulations, under our BocaGreenMD brand name. All of our prenatal vitamins are gluten-, sugar-, and lactose-free. We believe our product attributes result in greater consumer acceptance and satisfaction than competitive products while offering the highest quality and patented ingredients.

Our sales model focuses on the “4Ps”: patient, provider, pharmacist, and payor. We market and sell our current dietary supplement and cosmetic products primarily through a direct national sales force of approximately 30 full-time professionals that calls on healthcare providers in the obstetrics and gynecologic market space as well as through our website directly to consumers. In addition, our products allow healthcare providers to offer an alternative to patients to meet their individual nutritional and financial requirements related to co-payment and cost-of-care considerations and help patients realize cost savings over competing products. We also believe that our combination of branded, generic, and over-the-counter lines offers physicians, women, and payors cost-effective alternatives for top-quality care. We supply our prescription dietary supplement products to consumers through retail pharmacies. We market our over-the-counter products either directly to consumers via our website and phone sales followed by home shipment or through physicians who then re-sell them to their patients. Our fully staffed customer care center uses current customer relationship management software to respond to healthcare providers, pharmacies, and consumers via incoming and outgoing telephone calls, e-mails, and live-chat. We also facilitate repeat customer orders for our non-prescription products through our website’s auto-ship feature.

Our Growth Strategy

Our goal is to become the women’s healthcare company recommended by healthcare providers to all patients by becoming the new standard in women’s health with a complete line of products all under one quality brand. Key elements of our strategy to achieve this goal are as follows:

•	focusing exclusively on women’s health issues to enable us to build long-term relationships with women as they move through their life cycles of birth control, pregnancy, child birth, and pre- and post- menopause;

•	focusing on our development, clinical trials, and commercialization of hormone therapy products designed to (1) alleviate the symptoms of and reduce the health effects resulting from menopause-related hormone deficiencies, including hot flashes, osteoporosis, and vaginal dryness, and (2) provide equivalent efficiency at lower doses, enabling an enhanced side effect profile compared with competing products;

•	providing an alternative to the non-FDA approved compound bioidentical market for estradiol and progesterone products sold by compounding pharmacies;

•	maintaining a marketing emphasis on large group OB/GYN practices that provide opportunities to reach large patient bases and that are receptive to the data and savings we provide; and

•	expanding our geographic market and sales team to cover the entire country by increasing our current inside sales force.

Our Offices

We are a Nevada corporation. We began our current business in May 2008. We maintain our principal executive offices at 6800 Broken Sound Parkway NW, Third Floor, Boca Raton, Florida 33487. Our telephone number is (561) 961-1900. We maintain websites at www.therapeuticsmd.com, www.vitamedmd.com, www.vitamedmdrx.com, and bocagreenmd.com. The information contained on our websites or that can be accessed through our websites does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in this prospectus, as well as the risk factors and other information contained in or incorporated by reference in the applicable prospectus supplement and any related free writing prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in the applicable prospectus supplement or any related free writing prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are based on current expectations, estimates, and projections about our industry, our beliefs, our assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements in the future. In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions.

The forward-looking statements contained in this prospectus reflect our views as of the date of this prospectus about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance, or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, those factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in this prospectus. Some of the key factors that could cause actual results to differ from our expectations include the following:

•	our operating losses incurred since inception and anticipated for the foreseeable future;

•	our ability to continue as a going concern;

•	our ability to maintain or increase sales of our products;

•	the ability of our products to produce the intended effects;

•	our ability to develop and commercialize our proposed advanced hormone therapies;

•	our estimates regarding our capital requirements;

•	our lack of experience in bringing a drug to regulatory approval;

•	the uncertainty of results from our clinical trials;

•	delays, suspensions, or discontinuation of our clinical trials;

•	our reliance on third-parties to conduct our clinical trials and research and development;

•	the effects of laws, regulations, and enforcement;

•	our dependence on third-party manufacturers;

•	our expectations with respect to the potential commercial value of our proposed products;

•	the competitive nature of the industries in which we conduct our business;

•	the availability of reimbursement from government authorities and health insurance companies for our products;

•	the impact of product liability lawsuits;

•	unfavorable publicity or lack of customer acceptance;

•	our ability to use hazardous or biological materials in compliance with applicable law;

•	our ability to gain and retain market acceptance for our products;

•	our reliance on our executive officers and key personnel;

•	our ability to expand our direct sales force;

•	our dependence on certain customers and distribution channels;

•	our ability to maintain optimal inventory levels;

•	our response to changing consumer preferences and demand;

•	product recalls, withdrawals, or safety alerts;

•	our inability to manage our growth;

•	the conduct of our employees;

•	our ability to protect our intellectual property and not infringe on the intellectual property of others; and

•	our ability to establish and maintain proper internal controls and comply with the financial reporting obligations of the SEC and Sarbanes-Oxley Act of 2002.

Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. All of the forward-looking statements we have included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the offer and sale of the securities by the selling stockholders. The selling stockholders will receive all of the proceeds from this offering, if any.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders of up to 12,000,000 shares of our common stock that were issued on October 4, 2011 in connection with a reverse merger, or the Merger, pursuant to an Agreement and Plan of Merger, dated as of July 18, 2011, among our company, VitaMed Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of our company, and VitaMedMD, LLC, a Delaware limited liability company. The Merger is described in greater detail in our Current Report on Form 8-K filed with the SEC on October 11, 2011.

The identity of any selling stockholder, including any material relationship between us, our affiliates or predecessors, and a selling stockholder within the last three years, the number of shares of our common stock held by a selling stockholder before and after the offering, the number of shares of common stock to be offered by a selling stockholder, and the percentage of our shares of common stock held by a selling stockholder before and after the offering will be set forth in a prospectus supplement to this prospectus.

Selling stockholders may not sell any shares of our common stock pursuant to this prospectus until we have identified the selling stockholders and the shares being offered for resale by the selling stockholder in a subsequent prospectus supplement. However, selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by a selling stockholder in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents;

•	through a combination of any of those methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents;

•	any public offering price;

•	the proceeds from such sales;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from the selling stockholders;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

The selling stockholders may sell the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Unless otherwise indicated in the applicable prospectus supplement, if underwriters are used for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. Underwriters with whom the selling stockholders have a material relationship may be used, and if so, the applicable prospectus supplement will name the underwriter and the nature of any such relationship. The selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. The selling stockholders may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from the selling stockholders. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment transactions involve sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•	Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE MKT or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers, and agents may be entitled under agreements entered into with us or a selling stockholders to indemnification by us or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us or the selling stockholders with respect to payments they may be required to make in respect of these liabilities thereof. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Underwriters, dealers, and agents and their affiliates may be customers of, engage in transactions with, or perform services for us, our subsidiaries, or one or more of the selling stockholders in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2012 and December 31, 2011 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 incorporated by reference in this prospectus and in the registration statement have been so included in reliance on the reports of Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements as of and for the year ended December 31, 2010 incorporated by reference in this prospectus and in the registration statement have been so included in reliance on the report of Parks & Company, LLC, an independent registered public accounting firm, incorporated herein by reference herein, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013.

•	Current Reports on Form 8-K filed with the SEC on January 25, 2013, February 6, 2013, March 15, 2013, April 23, 2013, May 16, 2013, August 22, 2013, September 24, 2013, September 25, 2013 (two reports filed), and December 18, 2013.

•	The description of our common stock included under the heading “Description of Common Stock” in the prospectus forming a part of the Registration Statement on Form S-3 (File No. 333-186189), as

filed on January 25, 2013, including exhibits, which description has been incorporated by reference in Item 1 of the Registration Statement on Form 8-A (File No. 001-00100), as filed on April 22, 2013, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering covered by this prospectus or any prospectus supplement.

You may request a copy of these documents, which will be provided to you at no cost, by contacting us as follows:

TherapeuticsMD, Inc.

Attention: Corporate Secretary

6800 Broken Sound Parkway NW, Third Floor

Boca Raton, Florida 33487

(561) 961-1900

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. For further information with respect to our company and the securities offered by this prospectus, as well as the exhibits and schedules to the registration statement, we refer you to the registration statement, those exhibits and schedules, and to the information incorporated by reference in this prospectus. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website.

12,000,000 Shares

Common Stock

PROSPECTUS

                , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the offering described in the registration statement. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be Paid
SEC Registration Fee	$8,578.08
Printing and Engraving Expenses	25,000
Legal Fees and Expenses	35,000
Accounting Fees and Expenses	20,000
Transfer Agent Fees	5,000
Miscellaneous Fees	10,000

Total	$103,578.08

Item 15.	Indemnification of Directors and Officers.

We are a Nevada corporation and are generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to the Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in a capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Nevada Private Corporations Code.

Our amended and restated articles of incorporation and bylaws provide that we may indemnify to the full extent of our power to do so, all directors, officers, employees, and/or agents.

Item 16.	Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
4.1	Form of Securities Purchase Agreement (1)
4.2	Form of Certificate of Common Stock (2)
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
23.2	Consent of Rosenberg Rich Baker Berman & Company, independent registered public accounting firm
23.3	Consent of Parks & Company, LLC, independent registered public accounting firm
24.1	Power of Attorney (included on the Signatures page of the registration statement)

*	To be filed by amendment to this registration statement or by a report filed under the Exchange Act and incorporated herein by reference.
(1)	Filed as an exhibit to Form 8-K filed with the Commission on October 2, 2012 and incorporated herein by reference.
(2)	Filed as an exhibit to Form S-3 filed with the Commission on January 25, 2013 and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, state of Florida, on January 24, 2014.

THERAPEUTICSMD, INC.

By:	/s/ Robert G. Finizio
Robert G. Finizio
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Robert G. Finizio and Daniel A. Cartwright, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Robert G. Finizio Robert G. Finizio	Chief Executive Officer, Director (Principal Executive and Accounting Officer)	January 24, 2014

/s/ John C.K. Milligan, IV John C.K. Milligan, IV	President, Secretary, Director	January 24, 2014

/s/ Daniel A. Cartwright Daniel A. Cartwright	Chief Financial Officer, Treasurer (Principal Financial Officer)	January 24, 2014

/s/ Tommy G. Thompson Tommy G. Thompson	Chairman	January 24, 2014

/s/ Brian Bernick Brian Bernick	Director	January 24, 2014

/s/ Cooper C. Collins Cooper C. Collins	Director	January 24, 2014

Signature	Capacity	Date

/s/ Robert V. LaPenta, Jr. Robert V. LaPenta, Jr.	Director	January 24, 2014

/s/ Jules A. Musing Jules A. Musing	Director	January 24, 2014

/s/ Nicholas Segal Nicholas Segal	Director	January 24, 2014

/s/ Randall S. Stanicky Randall S. Stanicky	Director	January 24, 2014

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
4.1	Form of Securities Purchase Agreement (1)
4.2	Form of Certificate of Common Stock (2)
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
23.2	Consent of Rosenberg Rich Baker Berman & Company, independent registered public accounting firm
23.3	Consent of Parks & Company, LLC, independent registered public accounting firm
24.1	Power of Attorney (included on the Signatures page of the Registration Statement)

*	To be filed by amendment to this registration statement or by a report filed under the Exchange Act and incorporated herein by reference.
(1)	Filed as an exhibit to Form 8-K filed with the Commission on October 2, 2012 and incorporated herein by reference.
(2)	Filed as an exhibit to Form S-3 filed with the Commission on January 25, 2013 and incorporated herein by reference.